UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2679109 (I.R.S. Employer Identification No.)

2000 McKinney Ave, Suite 700 Dallas, Texas, U.S.A. (Address of principal executive offices)	75201 (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares Each Representing a 1/40th Interest in a Share of 5.75% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series B	Texas Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE
Texas Capital Bancshares, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of 5.75% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share, liquidation preference of $1,000 per share, from The Nasdaq Stock Market LLC (“Nasdaq”) to the Texas Stock Exchange LLC (the “TXSE”). The listing and trading of the Depositary Shares on the Nasdaq ended at market close on October 7, 2026, and trading began on the TXSE at market open on October 8, 2026.

Item 1. Description of Registrant's Securities to be Registered.
The description of the general terms and provisions of the Depositary Shares under the caption “Description of the Depositary Shares” in the Prospectus Supplement, dated as of February 24, 2021, as filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2021, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus, dated as of February 11, 2021, included in the Registration Statement on Form S-3 (No. 333-252978) of the Registrant, as filed with the Commission on February 11, 2021 is incorporated herein by reference.

Item 2. Exhibits.
Pursuant to the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on Nasdaq, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

Date: October 8, 2026	By:	/s/ J. Matthew Scurlock
J. Matthew Scurlock
Chief Financial Officer